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                 PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                    Proxy for Special Meeting of Shareholders
                        to be Held on             , 1996
                                     -------------

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement, each dated ________________, 1996, and hereby names, constitutes and appoints John A. Elorriaga and William A. Norris, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Pacific Rehabilitation & Sports Medicine, Inc. (the "Company") to be held at ______ a.m. on _________, _______________, 1996, and at any
adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on ____________, 1996, with all the powers that the undersigned would possess if he/she were personally present.

1. PROPOSAL 1--Adoption of Agreement and Plan of Merger and Approval of Merger of a wholly-owned subsidiary of Horizon/CMS Healthcare Corporation into the Company.

     FOR PROPOSAL 1      AGAINST PROPOSAL 1       ABSTAIN ON PROPOSAL 1
                    ---                     ---                         ---

     The Board of Directors unanimously recommends a vote FOR the approval of PROPOSAL 1.

2. Upon such other matters as may properly come before, or incident to the conduct of the Special Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                   Dated
                                        -------------------------------

                                   ------------------------------------
                                   Shareholder (print name)

                                   ------------------------------------
                                   Shareholder (sign name)

                                   I do ( ) do not ( ) plan to attend the
                                   meeting.  (Please check)

                                   The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 8100 N.E. Parkway Drive, Suite 190, Vancouver, Washington 98662, prior to the Special Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Special Meeting and elects in writing to vote in person.